EXHIBIT 10.3

EXECUTION COPY

SECOND LIEN SECURITY AGREEMENT

Dated October 12, 2005

From

The Grantors referred to herein

as Grantors

to

THE BANK OF NEW YORK

as Collateral Agent

T A B L E O F C O N T E N T S

Pregis Security Agreement (Second Lien)

Schedules

Schedule I	-	Investment Property
Schedule II	-	Pledged Deposit Accounts
Schedule III	-	Assigned Agreements
Schedule IV	-	Intellectual Property
Schedule V	-	Commercial Tort Claims
Schedule VI	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VII	-	Changes in Name, Location, Etc.
Schedule VIII	-	Locations of Equipment and Inventory
Schedule IX	-	Letters of Credit

Exhibits

Exhibit A	-	Form of Intellectual Property Security Agreement
Exhibit B	-	Form of Intellectual Property Security Agreement Supplement
Exhibit C	-	Form of Security Agreement Supplement

Pregis Security Agreement (Second Lien)

ii

SECOND LIEN SECURITY AGREEMENT1

SECOND LIEN SECURITY AGREEMENT dated October 12, 2005 (this “Agreement”) made by PREGIS CORPORATION, a Delaware corporation (the “Company”) and the other Persons listed on the signature pages hereof (the Company and the Persons so listed being, collectively, the “Grantors”), to THE BANK OF NEW YORK, as Trustee (the “Trustee”) and as Collateral Agent (in such capacity, together with any successor collateral agent appointed pursuant to the Indenture (as hereinafter defined) the “Collateral Agent”) for the Holders (as defined in the Indenture) (as hereinafter defined) of the Notes (as hereinafter defined).

PRELIMINARY STATEMENTS.

(1) The Grantors have granted to the Collateral Agent, for the benefit of the Trustee and the Holders of the €100,000,000 Senior Second Secured Floating Rate Notes (the “Notes”) (the Holders, the Trustee and the Collateral Agent, collectively, the “Second Lien Creditors”) issued by the Company pursuant to the Indenture dated October 12, 2005 (the “Indenture” and, together with the Notes (and the related guarantees), as they may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Documents”) among the Company, the other Grantors, the guarantors party thereto, the Collateral Agent, RSM Robson Rhodes LLP, as Irish Paying Agent, and others a second-priority security interest in the Collateral (as hereinafter defined), subject to certain exceptions, which is second in priority to the security interest granted to Credit Suisse, as collateral agent, by the First Lien Security Agreement dated as of October 12, 2005 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “First Lien Security Agreement”) among the Company and the other grantors party thereto and Credit Suisse, as collateral agent, pursuant to the terms of the Intercreditor Agreement (as defined in the Indenture).

(2) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

[1]	Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) Credit Suisse, as collateral agent (and its permitted successors), for the benefit of the lenders referred to below, pursuant to the First Lien Security Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time), from Pregis Corporation, Pregis Holding II Corporation and the other “Grantors” referred to therein, in favor of Credit Suisse, as collateral agent, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse, as Intercreditor Agent, Pregis Corporation, Pregis Holding Corporation and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

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(3) Each Grantor maintains the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

(4) The Company maintains Account No.                      (the “L/C Cash Collateral Account”) as set forth on Schedule IX hereto.

(5) The Company and the Grantors may from time to time maintain securities accounts which will be subject to the terms of this Agreement (the “Securities Accounts”).

(6) Terms defined in the Indenture and not otherwise defined in this Agreement are used in this Agreement as defined in the Indenture. Further, unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to secure the due and punctual payment of the Notes, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Holders as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Trustee and the ratable benefit of the Holders, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

Pregis Security Agreement (Second Lien)

(c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto, but only to the extent that the inclusion of such capital stock or other securities will mean that the par value, book value as carried by the Company, or market value (whichever is greatest) of such capital stock or other securities of any Subsidiary is not equal to or greater than 20% of the aggregate principal amount of Notes outstanding;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto, but only to the extent that the inclusion of such capital stock or other securities will mean that the par value, book value as carried by the Company, or market value (whichever is greatest) of such capital stock or other securities of any Subsidiary is not equal to or greater than 20% of the aggregate principal amount of Notes outstanding;

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(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) the Securities Accounts, all security entitlements with respect to all financial assets from time to time credited to any Securities Account, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) each of the agreements listed on Schedule III hereto and each Hedging Obligation to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts, the L/C Cash Collateral Account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the L/C Cash Collateral Account;

Pregis Security Agreement (Second Lien)

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration of Intellectual Property owned by any Grantor set forth in Schedule IV hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

Pregis Security Agreement (Second Lien)

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule IV hereto (“IP Agreements”); and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

provided that, notwithstanding anything in this clause (g) to the contrary, in no event shall the security interest granted pursuant to this clause (g) attach to any license, contract or agreement relating to any intellectual property (including, without limitation, United States intent-to-use trademark applications) to which any Grantor is a party, or any of its rights or interests thereunder, to the extent that the grant of such security interest shall constitute or result in the abandonment, invalidation, unenforceability, or impairment or any right, title or interest of any Grantor in and to such intellectual property;

(h) the commercial tort claims described in Schedule V hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 17, the “Commercial Tort Claims Collateral”);

(i) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(j) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

Notwithstanding the foregoing, “Collateral” shall not include:

(1)	Excluded Contracts (as defined below);

(2)	Excluded Equipment (as defined below);

Pregis Security Agreement (Second Lien)

(3) any Equity Interests in any Subsidiary that is a means an entity that is a controlled foreign corporation of the Pregis Holding II Corporation under Section 957 of the Internal Revenue Code (a “CFC Subsidiary”) acquired, owned, or otherwise held by any Grantor, in each case, that, when aggregated with all of the other shares of stock in such Subsidiary, as applicable, pledged by such Grantor, would result in more than 66% of the shares of stock in such CFC Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the “Voting Foreign Stock”) being pledged to the Collateral Agent for the benefit of the Trustee and the Holders under this Agreement, unless no material adverse tax consequence would result from such pledge; provided, further that all of the shares of stock or units or other Equity Interests in such CFC Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code (the “Non-Voting Foreign Stock”) shall in any event be pledged by such Grantor; provided however, that only an aggregate of 66% of any of the convertible preferred equity certificates in Pregis (Luxembourg) Holding Sarl held by all Grantors shall be pledged so long as such certificates cannot be transferred separate from the corresponding shares of Voting Foreign Stock issued by Pregis (Luxembourg) Holdings S.a.r.l.;

(4) the capital stock or other securities of the Company or any Grantor if and to the that the inclusion of such capital stock will mean that the par value, book value as carried by the Company, or market value (whichever is greatest) of any such capital stock or other securities of any such subsidiary exceeds 20% of the aggregate principal amount of Notes outstanding; or

(5) the capital stock or other securities of any Subsidiary of the Company to the extent that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary due to the fact that such Subsidiary’s capital stock or other securities of such Subsidiary secure the Obligations; provided that the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the Second Priority Liens on the shares of capital stock or other securities that are so deemed to no longer constitute the Collateral; provided further that the First Priority Liens on such capital stock or other securities will not be released and will remain in force with respect to such property.

“Excluded Contract” means any right or interest of any Grantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that (a) (i) such Contract (by the express terms of a valid and enforceable restriction in favor of a Person who is not a Grantor or an Affiliate of a Grantor) or (ii) any requirement of law, in each case, prohibits, or requires any consent or establishes any other condition (that cannot be satisfied through the use of commercially reasonable efforts) for a grant of a security interest therein by the applicable Grantor and (b) (i) a contravention or other violation of such Contract caused by the inclusion of such Contract as Collateral could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Grantor and its Subsidiaries, taken as a whole, and the Company has so indicated on Schedule X to this Agreement or (ii) such Contract, individually and when taken together with all other Excluded Contracts, is not material to the

Pregis Security Agreement (Second Lien)

conduct of the business of the Company and its Subsidiaries, taken as a whole; provided that no such Contract shall constitute an Excluded Contract to the extent that any of Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any similar statute or successor provision or provisions) renders the provisions of such Contract described in clause (a)(i) above unenforceable.

“Excluded Equipment” means at any time any equipment of any Grantor that at such time is subject to a Capital Lease Obligation permitted under Section 4.09(b)(iv) of the Indenture or a lien securing purchase money indebtedness permitted under Section 4.09(b)(iv) of the Indenture, if and to the extent that (a) the express terms of a valid and enforceable restriction in favor of a Person who is not a Grantor or an Affiliate of a Grantor contained in the agreements or documents granting or governing such Capital Lease Obligation or such purchase money indebtedness prohibits, or requires any consent or establishes any other condition (that cannot be satisfied through the use of commercially reasonable efforts) for the grant of a security interest therein by the applicable Grantor and (b) such restriction relates only to the asset or assets acquired by the Grantor with the proceeds of such Capital Lease Obligation or purchase money indebtedness and attachments thereto or substitutions therefore; provided that all proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such equipment and all right to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the lessor in respect of such Capital Lease Obligation or the holder of such purchase money indebtedness secured by such equipment.

Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Holder under the Note Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Note Document, nor shall any Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral (other than certificates and instruments referred to in Section 1(d)(vi) that do not represent Equity Interests of Subsidiaries and do not represent Security Collateral with a value in excess of $1,000,000 for any individual

Pregis Security Agreement (Second Lien)

item of Security Collateral or $5,000,000 in the aggregate for all Security Collateral) shall be delivered to and held by or by a gratuitous bailee on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to accomplish the grant described herein. The Collateral Agent or the bailee holding certificates on behalf of the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will cause the issuer thereof either (i) to register the Collateral Agent or the bailee on behalf of the Collateral Agent as the registered owner of such security or (ii) to agree with such Grantor and the Collateral Agent or the bailee on behalf of the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).

(c) With respect to any Securities Account and any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent or the bailee on behalf of the Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to such Account or security entitlement either (i) to identify in its records the Collateral Agent or the bailee on behalf of the Collateral Agent as the entitlement holder thereof or (ii) to agree with such Grantor and the Collateral Agent or the bailee on behalf of the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent or the bailee on behalf of the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (a “Securities Account Control Agreement”).

(d) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 14(a). In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to any Securities Account.

(e) Following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder, including upon the request of the Collateral Agent.

(f) Notwithstanding the foregoing, pursuant to the terms and conditions of Section 5.5 of the Intercreditor Agreement, the Intercreditor Agent (as defined in the

Pregis Security Agreement (Second Lien)

Intercreditor Agreement) will hold the Collateral that is part of the Common Collateral (as defined in the Intercreditor Agreement) in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted in such Collateral pursuant to this Agreement.

Section 5. Maintaining the Account Collateral. So long as any other Obligation of any Grantor under any Note Document shall remain unpaid:

(a) Each Grantor will maintain deposit accounts (other than deposit accounts (“Excluded Deposit Accounts”) that do not at any time contain balances in excess of $1,000,000 for any individual Excluded Deposit Account or $5,000,000 in the aggregate for all Excluded Deposit Accounts) only with (i) prior to the Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement), a bank (a “Pledged Account Bank”) that has agreed with such Grantor and a bailee on behalf of the Collateral Agent to comply with instructions originated by such bailee directing the disposition of funds in such deposit account without the further consent of such Grantor (a “Deposit Account Control Agreement”) and (ii) after the Discharge of Senior Lender Claims, if at such time the security interest granted pursuant to this Agreement remains in effect pursuant to the terms of the Intercreditor Agreement, with the financial institution acting as Collateral Agent hereunder.

(b) The Collateral Agent or a bailee on behalf of the Collateral Agent may, at any time and without notice to, or consent from, the applicable Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy such Grantor’s obligations under the Note Documents if an Event of Default shall have occurred and be continuing.

Section 6. [Intentionally Omitted]

Section 7. [Intentionally Omitted].

Section 8. Representations and Warranties . Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule VI hereto. Except as noted on Schedule VI hereto, within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule VI hereto except as set forth in Schedule VII hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Indenture. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such

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Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Credit Suisse, as collateral agent under the First Lien Security Agreement, Collateral Agent relating to the Note Documents or as otherwise permitted under the Indenture.

(c) All of the Equipment and Inventory of such Grantor (other than Equipment and Inventory the aggregate value of which does not exceed $5,000,000) are located at the places specified therefor in Schedule VIII hereto or at another location as to which such Grantor has complied with the requirements of Section 10(a). Within the five years preceding the date hereof, such Grantor has not changed the location of its Equipment or Inventory except as set forth in Schedule VII hereto. Such Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Collateral Agent, is in effect.

(d) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent or the bailee on behalf of the Collateral Agent.

(e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(f) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability), is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent or bailee on behalf of the Collateral Agent to the extent required by this Agreement) and is not in default.

(g) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto subject to the proviso in Section 1(d)(i). The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(h) Such Grantor has no investment property, other than the investment property listed on Schedule I hereto subject to the proviso in Section 1(d)(i); and additional investment property as to which such Grantor has complied with the requirements of Section 4.

(i) The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their

Pregis Security Agreement (Second Lien)

terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. To the best of such Grantor’s knowledge, there exists no default under any Assigned Agreement to which such Grantor is a party by any party thereto. Each party to the Assigned Agreements listed on Schedule III hereto to which such Grantor is a party other than the Grantors has executed and delivered to such Grantor a consent, in form and substance satisfactory to the Collateral Agent, to the grant of a security interest in such Assigned Agreement to the Collateral Agent pursuant to this Agreement.

(j) Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto and additional Pledged Deposit Accounts as to which such Grantor has compiled with the applicable requirements of Section 5 and pursuant to the First Lien Security Agreement.

(k) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule IX hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 16.

(l) This Agreement creates in favor of the Collateral Agent for the benefit of the Holders a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; unless not required pursuant to Section 21(c), all filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (B) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title) necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken (subject to the filing of UCC financing statements delivered to the Agent) and are in full force and effect; and such perfected security interest is second priority, subject only to Permitted Liens and Liens permitted under the Indenture.

(m) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the second priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 13(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements have on the date hereof been delivered to the Collateral Agent in proper form for filing, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

Pregis Security Agreement (Second Lien)

(n) The Inventory that has been produced or distributed by such Grantor has been produced in compliance in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

(o) As to itself and its Intellectual Property Collateral:

(i) Subject to the matters set forth in Schedule IV, to such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.

(iii) The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications and IP Agreements (other than licenses of software commercially available for an annual license fee of no more than $25,000) owned by such Grantor as of the date hereof.

(iv) To such Grantor’s knowledge, the registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable, except that such Grantor makes no representation regarding those items marked as “inactive” on Schedule IV. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of registered Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices, except that such Grantor makes no representation regarding those items marked as “inactive” on Schedule IV.

(vi) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or, to the knowledge of such Grantor, threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor’s rights in or use of the Intellectual Property Collateral

Pregis Security Agreement (Second Lien)

or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof. Subject to the Transition Services Agreement (as defined in the First Lien Security Agreement), the consummation of the transactions contemplated by the Transaction Documents (as defined in the First Lien Security Agreement) will not result in the termination or impairment of any of the Intellectual Property Collateral.

(vii) With respect to each IP Agreement: (A) such IP Agreement is the legal, valid and binding obligation of such Grantor and is in full force and effect; (B) subject to the Transition Services Agreement, such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of a breach, violation or default under such IP Agreement, which breach, violation or default has not been cured; (D) such Grantor has not, other than in the exercise of its reasonable business judgment, granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (E) neither such Grantor nor, to the knowledge of such Grantor, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach, violation or default under such IP Agreement.

(viii) To the best of such Grantor’s knowledge, (A) none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any material employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s material Intellectual Property Collateral.

Such Grantor has taken commercially reasonable measures to protect its rights in material trade secrets of unregistered proprietary information included in the Intellectual Property Collateral.

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(p) Such Grantor has no commercial tort claims other than those listed in Schedule V hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 17.

Section 9. Further Assurances. (a) Subject to Section 21(c), each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) mark conspicuously each chattel paper included in Receivables with a value in excess of $1,000,000 and, including at the reasonable request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to perfect and protect any pledge or security interest granted hereunder, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper (other than, unless an Event of Default has occurred and is continuing and the Collateral Agent has requested delivery thereof, notes, instruments and chattel paper the value of which does not in the aggregate exceed $1,000,000 for any individual note, instrument or chattel paper and $5,000,000 in the aggregate for all such notes, instruments and chattel paper) duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) during the continuance of an Event of Default, take all action to ensure that the Collateral Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title, including at the request of the Collateral Agent; and (v) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof; provided, however, that nothing herein shall relieve any Grantor of its duty to perform such filings hereunder.

Pregis Security Agreement (Second Lien)

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 10. As to Equipment and Inventory. (a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business and Equipment and Inventory the value of which does not exceed $5,000,000 in the aggregate) at the places therefor specified in Section 8(c) or, upon prompt subsequent notice to the “collateral agent” under the terms of the First Lien Security Agreement or if at such time the “Discharge of Senior Lender Claims” as defined in the Intercreditor Agreement has occurred and an Event of Default is continuing under the Indenture, to the Collateral Agent (which shall in any event be given within 30 days) to the Collateral Agent, at such other places designated by such Grantor in such notice.

(b) Each Grantor will cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end, except to the extent that failure to do so could not reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Grantor and its Subsidiaries, taken as a whole. Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $5,000,000 per occurrence to any of its Equipment or Inventory.

(c) In producing its Inventory, each Grantor will comply in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

Section 11. Insurance. (a) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be required by the Indenture. Each policy of each Grantor for liability insurance shall provide, subject to the prior payment in full of obligations under the First Lien Security Agreement, for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $1,000,000 per occurrence) to be paid directly to the Collateral Agent. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent (to the extent required to be payable hereunder) notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as

Pregis Security Agreement (Second Lien)

the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 11 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Indenture, to pay or as reimbursement for the costs of such repairs or replacements.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor for the repair, replacement or restoration thereof. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Collateral Agent will not be required to release the amount thereof to such Grantor and may hold or continue to hold such amount in a cash collateral account as additional security for the Secured Obligations of such Grantor (except that the Collateral Agent will direct the applicable Pledged Account Bank to release to such Grantor any such amount if and to the extent that any prepayment of Obligations is required under the Indenture in connection with the receipt of such amount and such prepayment has been made). Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 22(b).

(d) The provisions of this Section 11 are subject to the rights of the “collateral agent” under the First Lien Security Agreement and the Intercreditor Agreement.

Section 12. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location (within the meaning of Section 9-307 of the UCC) from those set forth in Section 8(a) of this Agreement without giving prompt subsequent written notice (in any event within 30 days) to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, except to the extent that failure to do so could not reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Grantor and its Subsidiaries, taken as a whole, and will permit representatives of the Collateral

Pregis Security Agreement (Second Lien)

Agent at any time during normal business hours (and, if no Event of Default has occurred and is continuing, upon reasonable advance notice) to inspect and make abstracts from such records and other documents as the Collateral Agent may reasonably request. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, if an Event of Default shall have occurred and be continuing, at the Collateral Agent’s direction, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, subject to the Grantor’s prior obligations to comply with the First Lien Security Agreement requirements, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a deposit account subject to the sole dominion and control of the Collateral Agent and applied as provided in Section 22(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 13. As to Intellectual Property Collateral. (a) Except as provided below, with respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and

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Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Notwithstanding the foregoing, a Grantor may discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, provided such Grantor shall have reasonably determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Grantor and its Subsidiaries, taken as a whole, in which case, such Grantor shall give reasonably prompt notice of any such abandonment to the Collateral Agent.

(b) Each Grantor agrees to give reasonably prompt notice to the Collateral Agent if such Grantor becomes aware (i) that any material item of the Intellectual Property Collateral has become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination regarding such Grantor’s ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any material adverse determination or the institution of any material proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

(c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall give reasonably prompt notice to the Collateral Agent and shall take such actions, at its expense, as such Grantor reasonably deems appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) Each Grantor shall take all steps which it reasonably deems appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(e) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(f) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property

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Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Bi-annually, each Grantor shall give written notice to the Collateral Agent identifying the After-Acquired Intellectual Property acquired during the preceding six-months, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 14. Voting Rights; Dividends; Etc.(a) So long as no Default under Section 6.01(a), (b) or (h) of the Indenture or Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Grantor and its Subsidiaries, taken as a whole.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Note Documents.

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of a Default under Section 6.01(a), (b) or (h) of the Indenture or an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

Pregis Security Agreement (Second Lien)

(ii) Subject to the Grantors’ prior obligations to comply with the provisions of the First Lien Security Agreement, all dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 15. As to the Assigned Agreements. (a) Each Grantor will at its expense:

(i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Collateral Agent (subject to the Grantors’ prior obligations to take actions requested by the collateral agent under the First Lien Security Agreement), except in each case where the failure to do so could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Grantor and its Subsidiaries, taken as a whole; and

(ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents related to any breach thereof received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request.

(b) Each Grantor agrees that it will not, except to the extent otherwise permitted or not prohibited under the Indenture:

(i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

(iii) waive any default under or breach of any such Assigned Agreement; or

(iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of such Grantor thereunder or that would impair the interests or rights of any Holder.

(c) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Holders of each Assigned Agreement to which it is a party by any other Grantor hereunder.

Pregis Security Agreement (Second Lien)

Section 16. As to Letter-of-Credit Rights. (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter of credit (other than letters of credit the face amount of which does not exceed $1,000,000 or $5,000,000 in the aggregate for all such letters of credit) and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in substantially the form of the Consent to Assignment of Letter of Credit Rights in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) Upon the occurrence of a Default under Section 6.01(a), (b) or (h) of the Indenture or Event of Default, each Grantor will, promptly upon request by the Collateral Agent (Collateral Agent has no obligation to request), subject to the Grantors’ prior obligations under the First Lien Security Agreement and the Intercreditor Agreement, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify), the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

Section 17. Commercial Tort Claims. Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim in excess of $1,000,000 that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the second priority security interest created under this Agreement.

Section 18. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Indenture, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Indenture.

(b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities.

Section 19. Collateral Agent Appointed Attorney in Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of a Default, in the Collateral Agent’s discretion, to take any action and to execute any necessary instrument, including those that the

Pregis Security Agreement (Second Lien)

Collateral Agent may deem necessary or advisable, to accomplish the purposes of this Agreement, including, without limitation, and subject to the first priority liens granted under the First Lien Security Agreement and the Intercreditor Agreement:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,

(b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) upon the occurrence and during the continuance of an Event of Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 20. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, and subject to the first priority liens granted under the First Lien Security Agreement and the Intercreditor Agreement, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 23.

Section 21. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Holders’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall have all the same rights as the Trustee under Article 12.01 of the Indenture to the extent not otherwise expressly set forth herein. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Holder has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which other collateral agents accord similar property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with

Pregis Security Agreement (Second Lien)

respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Holders, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, the Collateral Agent shall not be obligated to require any Grantor, and no Grantor shall be required, to take actions to perfect the security interest granted herein in any Collateral as to which the Collateral Agent determines, in its reasonable discretion, that the cost of perfecting such security interest is excessive in light of the value of the security to be afforded by such Collateral.

Section 22. Remedies. If any Event of Default shall have occurred and be continuing, subject to the rights of the holders of first priority liens and the terms of the Intercreditor Agreement:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Holder upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after

Pregis Security Agreement (Second Lien)

which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 23) in whole or in part by the Collateral Agent for the ratable benefit of the Holders against, all or any part of the Secured Obligations, in the following manner:

(i) first, (x) paid to the Trustee, in its capacity as such, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense, indemnity and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection and (y) paid to the Collateral Agent, in its capacity as such, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense, indemnity and liabilities incurred, and all advances made, by the Collateral Agent and the costs and expenses of collection; and

(ii) second, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Interest, if any, respectively.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) Subject to Grantors’ prior obligations under the First Lien Security Agreement and the Intercreditor Agreement, all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

Pregis Security Agreement (Second Lien)

(e) Subject to the Intercreditor Agreement, the Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as defined in and under such Agreement.

(f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 22, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (f)(i) above; (ii) any information and projections provided to it pursuant to subsection (f)(iv) above; and (iii) any other information in its possession relating to such Security Collateral.

(h) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Holders by reason of the failure by such Grantor to perform any of the covenants contained in subsection (f) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, other than because of compliance with the First Lien Security Agreement and the Intercreditor Agreement, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (f) above.

Section 23. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless the Collateral Agent, each Holder and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. This indemnity shall survive final payment of the Notes, resignation or removal of the Collateral Agent and termination of this Agreement.

(b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents and sub-agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or

Pregis Security Agreement (Second Lien)

operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Holders hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 24. Amendments; Waivers; Additional Grantors; Etc.(a) Subject to the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Holder to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Note Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Note Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 25. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier communication) and mailed, telecopied or otherwise delivered, in the case of the Company or the Collateral Agent, addressed to it at its address specified in the Indenture and, in the case of each Grantor other than the Company, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails, telecopied, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 26. Continuing Security Interest; Assignments under the Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the defeasance or discharge of the Secured Obligations pursuant to Section 11.01 or Article Eight, respectively, of the Indenture and (iii) the final maturity date specified in the Notes, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Holders and their respective

Pregis Security Agreement (Second Lien)

successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in Section 2.07 of the Indenture.

Section 27. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor not prohibited by the terms of the Note Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall prepare and reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is not prohibited by the Note Documents and as to such other matters as the Collateral Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 4.10 of the Indenture shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 4.10 of the Indenture.

(b) Notwithstanding any provision to the contrary set forth in clause (a) of this Section 27, at such time as (i) the First Priority Lien Obligations have been satisfied in full in cash in accordance with the terms thereof and all commitments and letters of credit thereunder have been terminated or (ii) the holders of the First Priority Liens have released their First Priority Liens on all or any portion of the Collateral, the assignment and security interest granted by this Agreement (the “Second Priority Liens”) will also be automatically released to the same extent; provided, however, that (x) in the case of clause (i) of this sentence, in the event that an Event of Default shall have occurred and be continuing as of the date on which the First Priority Lien Obligations are repaid in full and terminated as described in clause (i), the Second Priority Liens on the Collateral will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral and, thereafter, the Trustee (acting at the direction of the Holders of a majority in outstanding principal amount of Notes) will have the right to direct the Collateral Agent to foreclose upon the Collateral (but, in such event, the Second Priority Liens will be released when such Event of Default and all other Events of Default under this Indenture shall cease to exist), and (y) in the case of clause (ii) of this sentence, if the First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Notes will then be secured by the Second Priority Liens on such Collateral, to the same extent provided pursuant to the Security Documents. If the Company subsequently Incurs obligations under the Credit Agreement or other First Priority Lien Obligations which are secured by assets of the Company or the Guarantors of the type constituting Collateral, then the Second Priority Lien Obligations will be secured at such time by a Second Priority Lien on the collateral securing such First Priority Lien Obligations to the same extent provided by this Agreement.

Pregis Security Agreement (Second Lien)

(c) Notwithstanding any provision to the contrary set forth in clause (a) of this Section 27, the Second Priority Liens will be released automatically and without the need for any further action by any Person (so long as such release is in compliance with the Trust Indenture Act):

(i) as to all of the Collateral, upon payment in full of the principal of, and accrued and unpaid interest (including Additional Interest) and premium, if any, on the Notes;

(ii) as to all of the Collateral, upon discharge of the Notes in accordance with the provisions described under Article Eight of the Indenture or Section 11.01 of the Indenture;

(iii) as to any property or assets constituting Collateral that is sold, transferred or otherwise disposed of by the Company or any of its subsidiaries in a transaction not prohibited by this Indenture, at the time of such sale, transfer or disposition; and

(iv) as to any property constituting Collateral that is owned or by a Guarantor that has been released from its obligations under its Note Guarantee in accordance with Section 4.17(f) of the Indenture, concurrently with the release of such Guarantee.

Section 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Pregis Security Agreement (Second Lien)

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PREGIS CORPORATION
	By	/s/ Kevin J. Corcoran
	Name:	Kevin J. Corcoran
	Title:	Chief Financial Officer

Address for Notices: c/o AEA Investors LLC Park Avenue Tower 65 East 55th Street New York, NY 10022	PREGIS HOLDING II CORPORATION
	By	/s/ Kevin J. Corcoran
	Name:	Kevin J. Corcoran
	Title:	Chief Financial Officer

Address for Notices: 1900 W. Field Court Lake Forest, IL 60045	PACTIV INNOVATIVE PACKING INC.
	By	/s/ Kevin J. Corcoran
	Name:	Kevin J. Corcoran
	Title:	Chief Financial Officer

Address for Notices: 1900 W. Field Court Lake Forest, IL 60045	HEXACOMB CORPORATION
	By	/s/ Kevin J. Corcoran
	Name:	Kevin J. Corcoran
	Title:	Chief Financial Officer

Address for Notices: 1900 W. Field Court Lake Forest, IL 60045	PREGIS MANAGEMENT CORPORATION
	By	/s/ Kevin J. Corcoran
	Name:	Kevin J. Corcoran
	Title:	Chief Financial Officer

Pregis Security Agreement (Second Lien)

THE BANK OF NEW YORK, as Collateral Agent

By	/s/ Patricia Phillips-Coward
Name:	Patricia Phillips-Coward
Title:	Assistant Vice President

Pregis Security Agreement (Second Lien)

2

Exhibit A to the

Second Lien Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated                     , 2005, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of The Bank of New York (“BONY”), as Trustee and as Collateral Agent (the “Collateral Agent”) for the Holders (as defined in the Indenture referred to below).

WHEREAS, PREGIS CORPORATION, a Delaware corporation (the “Company”), has entered into a Floating Rate Indenture dated October 12, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors party thereto, the Collateral Agent and RSM Robson Rhodes LLP, as Irish Paying Agent. Terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture.

WHEREAS, each Grantor has executed and delivered that certain Second Lien Security Agreement dated October 12, 2005 made by the Grantors to BONY, as collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Holders, a second priority security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

[1]	Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) Credit Suisse, as collateral agent (and its permitted successors), for the benefit of the lenders referred to below, pursuant to the First Lien Security Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time), from Pregis Corporation, Pregis Holding II Corporation and the other “Grantors” referred to therein, in favor of Credit Suisse, as collateral agent, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse, as Intercreditor Agent, Pregis Corporation, Pregis Holding Corporation and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Pregis Security Agreement (Second Lien)

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Holders a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Holder under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

Pregis Security Agreement (Second Lien)

2

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Pregis Security Agreement (Second Lien)

3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PREGIS CORPORATION

By
Name:
Title:

Address for Notices:

PREGIS HOLDING II CORPORATION

By
Name:
Title:

Address for Notices:

PREGIS MANAGEMENT CORPORATION

By
Name:
Title:

Address for Notices:

Pregis Security Agreement (Second Lien)

PACTIV PROTECTIVE PACKAGING INC.

By
Name:
Title:

Address for Notices:

HEXACOMB CORPORATION

By
Name:
Title:

Address for Notices:

Pregis Security Agreement (Second Lien)

2

Exhibit B to the

Second Lien Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT1

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated                     , 200_, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of THE BANK OF NEW YORK (“BONY”), as Trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”) for the Holders (as defined in the Indenture referred to below).

WHEREAS, PREGIS CORPORATION, a Delaware corporation (the “Company”), has entered into a Floating Rate Indenture dated October 12, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors party thereto, BONY as Trustee and Robson Rhodes LLP, as Irish Paying Agent. Terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture.

WHEREAS, pursuant to the Indenture, the Grantor and certain other Persons have executed and delivered that certain Second Lien Security Agreement dated                     , 2005 made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated                     , 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Holders, a second priority security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

[1]	Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) Credit Suisse, as collateral agent (and its permitted successors), for the benefit of the lenders referred to below, pursuant to the First Lien Security Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time), from Pregis Corporation, Pregis Holding II Corporation and the other “Grantors” referred to therein, in favor of Credit Suisse, as collateral agent, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse, as Intercreditor Agent, Pregis Corporation, Pregis Holding Corporation and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Pregis Security Agreement (Second Lien)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 4. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.

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The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 5. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name:
Title:

Address for Notices:

Pregis Security Agreement (Second Lien)

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Exhibit C to the

Second Lien Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT1

[Date of Security Agreement Supplement]

The Bank of New York, as the Collateral Agent for

the Holders referred to in the

Indenture referred to below

__________

__________

Attn:

Pregis Corporation

Ladies and Gentlemen:

Reference is made to (i) the Indenture dated as of October 12, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Pregis Corporation, a Delaware corporation, as the Issuer, the guarantors referred to therein, The Bank of New York, as Collateral Agent (together with any successor Collateral Agent appointed pursuant to Article XIII of the Indenture, the “Collateral Agent”) and RSM Robson Rhodes LLP, as Irish Paying Agent, and (ii) the Second Lien Security Agreement dated October 12, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Holders. Terms defined in the Indenture or the Security Agreement and not otherwise defined herein are used herein as defined in the Indenture or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Receivables, Related Contracts, Security

[1]	Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) Credit Suisse, as collateral agent (and its permitted successors), for the benefit of the lenders referred to below, pursuant to the First Lien Security Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time), from Pregis Corporation, Pregis Holding II Corporation and the other “Grantors” referred to therein, in favor of Credit Suisse, as collateral agent, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse, as Intercreditor Agent, Pregis Corporation, Pregis Holding Corporation and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Pregis Security Agreement (Second Lien)

Collateral (including, without limitation, the shares of stock and other Equity Interests set forth on Part I of Schedule I hereto, the indebtedness set forth on Part II of Schedule I hereto, but only to the extent that the inclusion of such capital stock or other securities will mean that the par value, book value as carried by the Company, or market value (whichever is greatest) of such capital stock or other securities of any Subsidiary is not equal to or greater than 20% of the aggregate principal amount of Notes outstanding, and the securities and securities/deposit accounts set forth on Schedule II hereto), Agreement Collateral (including, without limitation, each of the agreements listed on Schedule III hereto), Account Collateral (including, without limitation, the deposit accounts set forth on Schedule IV hereto), Intellectual Property Collateral, Commercial Tort Claims Collateral (including, without limitation, the commercial tort claims described in Schedule V hereto), all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Holder under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3. Representations and Warranties. (a) The undersigned’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule VI hereto. The undersigned has no trade names other than as listed on Schedule IV hereto. Within the five years preceding the date hereof, the undersigned has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule VI hereto except as set forth in Schedule VII hereto.

(b) All of the Equipment and Inventory of the undersigned are located at the places specified therefor in Schedule VIII hereto. Within the five years preceding the date hereof, the undersigned has not changed the location of its Equipment or Inventory except as set forth in Schedule VII hereto.

Pregis Security Agreement (Second Lien)

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(c) The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule IX hereto.

(d) The undersigned hereby makes each other representation and warranty set forth in Section 8 of the Security Agreement with respect to itself and the Collateral granted by it.

SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

SECTION 5. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Name:
Title:

Address for notices:

Pregis Security Agreement (Second Lien)

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